As filed with the Securities and Exchange Commission on August 8, 2013

Registration No. 033-92636

Registration No. 033-99378

Registration No. 333-32190

Registration No. 333-63122

Registration No. 333-66829

Registration No. 333-81679

Registration No. 333-102761

Registration No. 333-123049

Registration No. 333-130103

Registration No. 333-136727

Registration No. 333-152675

Registration No. 333-167852

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 033-92636

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

REGISTRATION STATEMENT NO. 033-99378

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-32190

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-63122

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-66829

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-81679

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-102761

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-123049

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-130103

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-136727

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

REGISTRATION STATEMENT NO. 333-152675

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-167852

Under

THE SECURITIES ACT OF 1933

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3199675
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Goldin Associates, LLC, 350 Fifth Avenue, 44th Floor, The Empire State Building, New York, NY 10118

(Address of Principal Executive Offices) (Zip Code)

THE PMI GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

THE PMI GROUP, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN (INCLUDING

THE PLAN FORMERLY REFERRED TO AS THE PMI GROUP, INC.

STOCK PLAN FOR NON-EMPLOYEE DIRECTORS)

THE PMI GROUP, INC. OFFICER DEFERRED COMPENSATION PLAN

THE PMI GROUP, INC. DIRECTORS’ DEFERRED COMPENSATION PLAN

THE PMI GROUP, INC. 2005 OFFICER DEFERRED COMPENSATION PLAN

THE PMI GROUP, INC. 2005 DIRECTORS’ DEFERRED COMPENSATION PLAN

(Full title of the plan)

David W. Prager

Chief Executive Officer

The PMI Group, Inc.

c/o Goldin Associates, LLC

350 Fifth Avenue, 44th Floor

The Empire State Building

New York, NY 10118

(Name and address of agent for service)

(212) 593-2255

(Telephone number, including area code, of agent for service)

Copy to:

John L. Savva, Esq.

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, California 94303

(650) 461-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (collectively, this “Post-Effective Amendment”) relates to the following Registration Statements of The PMI Group, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•

Registration No. 033-92636, filed with the Securities and Exchange Commission (the “SEC”) on May 23, 1995, registering 1,400,000 shares of common stock, par value $0.01 per share (the “Common Stock”), under The PMI Group, Inc. Equity Incentive Plan;

•

Registration No. 033-99378, filed with the SEC on November 15, 1995, registering 100,000 shares of Common Stock under The PMI Group, Inc. Stock Plan for Non-Employee Directors (which plan was subsequently merged into The PMI Group, Inc. Equity Incentive Plan), as amended by Post-Effective Amendment No. 1 filed with the SEC on June 15, 2001;

•

Registration No. 333-32190, filed with the SEC on March 10, 2000, registering 100,000 shares of Common Stock and $6,000,000 of deferred compensation obligations under The PMI Group, Inc. Officer Deferred Compensation Plan and The PMI Group, Inc. Directors’ Deferred Compensation Plan;

•	Registration No. 333-63122, filed with the SEC on June 15, 2001, registering 3,500,000 shares of Common Stock under The PMI Group, Inc. Equity Incentive Plan;

•	Registration No. 333-66829, filed with the SEC on November 5, 1998, registering 200,000 shares of Common Stock under The PMI Group, Inc. Employee Stock Purchase Plan;

•	Registration No. 333-81679, filed with the SEC on June 28, 1999, registering 1,500,000 shares of Common Stock under The PMI Group, Inc. Equity Incentive Plan;

•

Registration No. 333-102761, filed with the SEC on January 28, 2003, registering $12,000,000 of deferred compensation obligations under The PMI Group, Inc. Officer Deferred Compensation Plan and The PMI Group, Inc. Directors’ Deferred Compensation Plan;

•	Registration No. 333-123049, filed with the SEC on March 1, 2005, registering 2,000,000 shares of Common Stock under The PMI Group, Inc. Amended and Restated Equity Incentive Plan;

•

Registration No. 333-130103, filed with the SEC on December 2, 2005, registering 250,000 shares of Common Stock under The PMI Group, Inc. Officer Deferred Compensation Plan and The PMI Group, Inc. 2005 Officer Deferred Compensation Plan and $50,000,000 of deferred compensation obligations under The PMI Group, Inc. 2005 Officer Deferred Compensation Plan and The PMI Group, Inc. 2005 Directors’ Deferred Compensation Plan;

•

Registration No. 333-136727, filed with the SEC on August 18, 2006, registering 600,000 shares of Common Stock under The PMI Group, Inc. Employee Stock Purchase Plan (May 18, 2006 Amendment and Restatement);

•

Registration No. 333-152675, filed with the SEC on July 31, 2008, registering, inter alia, 750,000 shares of Common Stock under The PMI Group, Inc. Employee Stock Purchase Plan (May 15, 2008 Amendment and Restatement), as amended by Post-Effective Amendment No. 1 filed with the SEC on July 26, 2010; and

•

Registration No. 333-167852, filed with the SEC on June 29, 2010, registering 800,000 shares of Common Stock under The PMI Group, Inc. Employee Stock Purchase Plan and 3,000,000 shares of Common Stock under The PMI Group, Inc. Amended and Restated Equity Incentive Plan.

In accordance with undertakings made by the Company in each Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, the Company files this Post-Effective Amendment to terminate the effectiveness of the Registration Statements and to remove from registration all of the securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Madison, State of Connecticut, on August 7, 2013.

THE PMI GROUP, INC.

By:	/s/ Dario M. Nolasco
Dario M. Nolasco
General Counsel

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.